Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 1999, in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-71073) and related Prospectus of IKON Receivables, LLC for the registration of $825 million of lease-backed notes.

                                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 20, 1999